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                                                               Exhibit 15
                                                               ----------



                                                               May 12, 1994


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Re:  AirTouch Communications
       Registration Statements on Form S-8

  Gentlemen:

  We are aware that our report dated May 6, 1994 on our review of interim financial information of AirTouch Communications (formerly PacTel Corporation) and Subsidiaries ("the Company") for the period ended March 31, 1994 and included in the Company's quarterly report on Form 10-Q for the quarterly period then ended is incorporated by reference in the registration statements of the Company on Form S-8 relating to the PacTel Corporation Retirement Plan, PacTel Corporation Employee Stock Purchase Plan, and PacTel Corporation 1993 Long-Term Stock Incentive Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                      Very truly yours,





                                      /s/ Coopers & Lybrand






















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